UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2009

Penn Treaty American Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14681	23-1664166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3440 Lehigh Street, Allentown, Pennsylvania 18103
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 965-2222

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into Material Definite Agreement

On January 2, 2009, (the “Closing Date”), Penn Treaty American Corporation (the “Company”) entered into and closed on an Asset Purchase Agreement (the “Agreement”) with Network Insurance Senior Health Division ALG, LLC (the “Buyer”), Network Insurance Senior Health Division, Inc. (“NISHD”) and Penn Treaty Network America Insurance Company (“PTNA”), whereby the Buyer purchased substantially all of the assets (the “Acquired Assets”) and assumed certain liabilities (the “Assumed Liabilities”) of NISHD. The Company is party to the Agreement as a guarantor, and has agreed to guarantee all of the obligations of NISHD and PTNA thereunder. NISHD is a wholly owned subsidiary of PTNA, which is a wholly owned subsidiary of the Company.

Pursuant to the Agreement, the Buyer purchased from NISHD the Acquired Assets for $3,233,907 (the “Purchase Price”). In addition to the Purchase Price, NISHD will retain the renewal commissions with respect to (i) long-term care insurance policies issued prior to 2002 by PTNA, American Network Insurance Company and American Independent Network Insurance Company of New York (each of which is a wholly owned subsidiary of the Company), and (ii) certain long-term care insurance policies issued during 2002 or thereafter by PTNA or any of its affiliates with respect to which NISHD received or was entitled to renewal commissions prior to the Closing Date.

Item 2.01

As described in Item 1.01 and incorporated herein by reference, on January 2, 2009, PTNA, a wholly owned subsidiary of the Company, sold the Acquired Assets to the Buyer.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit	Description
10.1

Asset Purchase Agreement by and among Network Insurance Senior Health Division ALG, LLC, Network Insurance Senior Health Division, Inc., Penn Treaty Network America Insurance Company, Inc., and Penn Treaty American Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN TREATY AMERICAN CORPORATION

January 8, 2009	By: /s/ Mark Cloutier
Name:	Mark Cloutier
Title:	Executive Vice President, Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit	Description

10.1

Asset Purchase Agreement by and among Network Insurance Senior Health Division ALG, LLC, Network Insurance Senior Health Division, Inc., Penn Treaty Network America Insurance Company, Inc., and Penn Treaty American Corporation.

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